Exhibit 21.1


                                SUBSIDIARIES OF
                            FERRELLGAS PARTNERS, L.P.

                Ferrellgas, L.P., a Delaware limited partnership
            Ferrellgas Partners Finance Corp., a Delaware Corporation






                                SUBSIDIARIES OF
                                FERRELLGAS, L.P.

                   bluebuzz.com, Inc., a Delaware Corporation
        Ferrellgas Receivables, LLC, a Delaware limited liability company